Exhibit 99.1

Guidance Software Reports Record Q3 2010 Results

•	Q3 2010 revenue increased 25 percent over Q3 2009

•	Q3 2010 Non-GAAP earnings per share of $0.04

•	Company raises full year 2010 outlook for third time this year

PASADENA, Calif. – November 1, 2010 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the third quarter ended September 30, 2010. Third quarter 2010 highlights, calculated in accordance with generally accepted accounting principles (GAAP) include:

•	Revenue of $23.8 million, an increase of $4.8 million, or 25 percent from $19.0 million in the third quarter of 2009

•	Product revenue of $11.9 million, an increase of $3.4 million, or 40 percent, from $8.5 million in the third quarter of 2009

•	Services and maintenance revenue of $11.9 million, an increase of $1.4 million, or 13 percent, from $10.5 million in the third quarter of 2009

•	GAAP net loss of $0.8 million, or ($0.03) per share, compared to a GAAP net loss of $2.2 million, or ($0.09) per share, in the third quarter of 2009

On a non-GAAP basis, which excludes share-based compensation and amortization of intangibles, the Company reported pre-tax net income of $846,000, or $0.04 per share, in the third quarter of 2010. For the third quarter of 2009, the non-GAAP pre-tax net loss was $876,000, or ($0.04) per share.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “Guidance Software is pleased to have delivered another strong quarter marked by record revenues and improved non-GAAP profitability. With our strongest-ever product portfolio, which now includes EnCase® eDiscovery version 4, the industry’s first unified product for in-house electronic discovery, and EnCase® Cybersecurity, we are looking forward to continued business momentum in the fourth quarter. We are pleased to be able to increase revenue and earnings guidance for the third time this year.”

2010 Financial Outlook:

The Company is raising its 2010 guidance as follows:

•

Full year 2010 revenues are now expected to be in the range of $89 - $90 million, compared to prior guidance of revenues of $84 - $88 million, representing full year revenue growth of 19 - 20 percent over 2009.

•	Non-GAAP earnings are expected to be in the range of $0.03 - $0.05 per share, compared to prior guidance of earnings of $0.03 - $0.04 per share.

Third Quarter 2010 Highlights and Recent Events

•

In August 2010, the Company released EnCase® eDiscovery version 4, a single, unified e-discovery software platform that provides legal and information technology (IT) teams with a solution to address all of the stages of the electronic discovery process that organizations want to bring in house (including early case assessment), while simultaneously reducing risk and lowering costs.

•

In August 2010, the Company announced a new relationship with Lofty Perch, Inc. to provide companies in industrial automation environments the power of EnCase® Cybersecurity to discover malicious or improper files and expedite restorative activities through the industry’s first forensic-based critical infrastructure security solution.

•

The Company added 22 new EnCase® Enterprise customers in the third quarter of 2010. EnCase® Enterprise customers gained over the life of the product include over half of the Fortune 100 and over thirty percent of the Fortune 500. The Company also added nine new EnCase® eDiscovery customers and 11 new EnCase® Cybersecurity customers.

•

The Company expanded its business with new and existing customers during the third quarter with sales to leading companies and agencies such as Florida Power & Light Company, JPMorgan Chase & Co, U.S. Census Bureau, U.S. Environmental Protection Agency, U.S. Social Security Administration, Texas Instruments, Westfield Group, Motorola and Nedbank Limited.

•	During the third quarter of 2010 the Company purchased 266,000, over 1% of its outstanding shares for $1.4 million under its existing stock buyback program.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (706) 645-9291, passcode 17664794, available from 8:00 pm eastern time, November 1, 2010, through midnight eastern time, November 9, 2010.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the Company’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable.

There are also risks that the Company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Company’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Company’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The Company specifically disclaims any responsibility for updating these forward-looking statements.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to eDiscovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing - all while maintaining the integrity of the data. There are more than 30,000 licensed users of the EnCase® technology worldwide, the EnCase® Enterprise platform is used by over half of the Fortune 100, and thousands attend Guidance Software’s renowned training programs annually. For more information about Guidance Software, visit www.guidancesoftware.com.

Follow Guidance Software on Twitter at http://twitter.com/encase and on Facebook at http://www.facebook.com/guidancesoftware.

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Product revenue	$11,908	$8,489	$31,585	$23,834
Services and maintenance revenue	11,939	10,523	34,363	30,266

Total revenues	23,847	19,012	65,948	54,100

Cost of revenues:
Cost of product revenue	1,513	641	3,273	1,974
Cost of services and maintenance revenue	4,924	4,282	14,093	13,548

Total cost of revenues	6,437	4,923	17,366	15,522

Gross profit	17,410	14,089	48,582	38,578

Operating expenses:
Selling and marketing	8,955	8,507	26,240	27,388
Research and development	4,432	3,363	12,614	10,597
General and administrative	3,544	3,331	10,391	10,580
Depreciation and amortization	1,250	1,097	3,468	3,358

Total operating expenses	18,181	16,298	52,713	51,923

Operating loss	(771)	(2,209)	(4,131)	(13,345)

Interest income and other, net	12	43	65	76

Loss before income taxes	(759)	(2,166)	(4,066)	(13,269)

Income tax provision (benefit)	4	(1)	90	85

Net loss	$(763)	$(2,165)	$(4,156)	$(13,354)

Net loss per share	$(0.03)	$(0.09)	$(0.18)	$(0.58)

Shares used in per share calculation - basic	23,036	22,917	23,048	23,137

Shares used in per share calculation - diluted	23,036	22,917	23,048	23,137

Supplemental Financial Data
Non-GAAP income (loss) before income taxes excluding share-based compensation expense, restructuring costs, acquisition-related expense and amortization of intangibles	$846	$(876)	$486	$(8,250)

Non-GAAP income (loss) before income taxes per basic and diluted shares outstanding excluding share-based compensation expense, restructuring costs, acquisition-related expense and amortization of intangibles	$0.04	$(0.04)	$0.02	$(0.36)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income (Loss)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Calculation of pre-tax non-GAAP income (loss):

GAAP net loss	$(763)	$(2,165)	$(4,156)	$(13,354)

Add:
Income tax provision (benefit)	4	(1)	90	85

Acquisition- related expense	—	—	223	—

Amortization of intangibles	262	—	444	—

Restructuring costs	—	—	—	302

Share-based compensation expense (including related payroll taxes paid by the Company)	1,343	1,290	3,885	4,717

Non-GAAP income (loss) before income taxes excluding share-based compensation expense, restructuring costs, acquisition-related expense and amortization of intangibles	$846	$(876)	$486	$(8,250)

Non-GAAP income (loss) per share before income taxes excluding share-based compensation expense, restructuring costs, acquisition-related expense and amortization of intangibles
Basic	$0.04	$(0.04)	$0.02	$(0.36)

Diluted	$0.04	$(0.04)	$0.02	$(0.36)

Shares used in per share calculations:
Basic	23,036	22,917	23,048	23,137

Diluted	23,413	22,917	23,390	23,137

Detail of Share-based Compensation Expense:
Cost of product revenue	18	5	36	18
Cost of service and maintenance revenue	215	241	650	885
Selling and marketing	398	393	1,212	1,567
Research and development	331	291	857	1,015
General and administrative	381	360	1,130	1,232

Total share-based compensation expense	1,343	1,290	3,885	4,717

Detail of Restructuring Costs:
Cost of product revenue	—	—	—	13
Cost of service and maintenance revenue	—	—	—	89
Selling and marketing	—	—	—	98
Research and development	—	—	—	—
General and administrative	—	—	—	102

Total Restructuring Costs	—	—	—	302

Detail of Acquisition-related Expense:
General and administrative	—	—	223	—

Notes to Unaudited Condensed Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of income (loss) before income taxes excluding share-based compensation expense, restructuring costs, acquisition-related expenses and amortization of intangibles and non-GAAP income (loss) before income taxes per share excluding share-based compensation expense, restructuring costs, acquisition-related expenses and amortization of intangibles, which are reconciled to net loss and net loss per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net loss and net loss per share calculated in accordance with GAAP.

Non-GAAP income (loss) is defined as follows: GAAP net income (loss) before income taxes excluding share-based compensation expense, restructuring costs, acquisition-related expenses and amortization of intangibles. Share-based compensation expense is recorded in accordance with the FASB Accounting Standards Codification (ASC 718) Compensation – Stock Compensation Topic (formerly Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation, restructuring, acquisition-related expenses and amortization of intangibles in evaluating the Company, its management team and business unit performance during a particular time period. Share-based compensation expense, restructuring costs, acquisition-related expenses, amortization of intangibles and income taxes are not the responsibility of operating managers and generally cannot be changed or influenced by management.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes, share-based compensation expense, restructuring costs, acquisition-related expenses and amortization of intangibles because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2010	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$21,780	$27,082	$36,585
Trade receivables, net	19,045	12,554	16,932
Prepaid expenses, inventory and other current assets	3,320	3,478	2,233

Total current assets	44,145	43,114	55,750

Long-term assets:
Property and equipment, net	11,880	12,208	12,835
Intangible assets, net	5,331	5,593	—
Goodwill	3,711	3,711	—
Other assets	434	434	434

Total long-term assets	21,356	21,946	13,269

Total assets	$65,501	$65,060	$69,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,543	$2,868	$3,226
Accrued liabilities	5,935	6,224	4,143
Capital lease obligations	59	60	75
Deferred revenues	30,227	27,937	32,336

Total current liabilities	38,764	37,089	39,780

Long-term liabilities:
Rent incentives	1,403	1,582	1,929
Capital lease obligations	75	69	96
Deferred revenues	3,400	3,725	3,752

Total long-term liabilities	4,878	5,376	5,777

Stockholders’ equity:
Common stock	23	23	23
Additional paid-in capital	66,864	65,423	62,683
Treasury stock	(3,708)	(2,294)	(2,080)
Accumulated deficit	(41,320)	(40,557)	(37,164)

Total stockholders’ equity	21,859	22,595	23,462

Total liabilities and stockholders’ equity	$65,501	$65,060	$69,019

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30
	2010	2009
Operating Activities:
Net loss	$(4,156)	$(13,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization	3,468	3,358
Benefit for doubtful accounts	(48)	(102)
Share-based compensation	3,885	4,717
Loss on disposal of assets	1	—
Changes in operating assets and liabilities:
Trade receivables	(1,542)	4,628
Prepaid expenses, inventory and other assets	(358)	60
Accounts payable	(810)	(1,441)
Accrued liabilities	1,213	(591)
Deferred revenues	(2,461)	434

Net cash used in operating activities	(808)	(2,291)

Investing Activities:
Purchase of property and equipment	(1,917)	(1,738)
Acquisition, net of cash acquired	(10,686)	—

Net cash used in investing activities	(12,603)	(1,738)

Financing Activities:
Proceeds from the exercise of stock options	296	—
Common stock repurchased or withheld	(1,628)	(1,603)
Principal payments on capital leases	(62)	(137)

Net cash used in financing activities	(1,394)	(1,740)

Net decrease in cash and cash equivalents	(14,805)	(5,769)

Cash and cash equivalents, beginning of period	36,585	36,006

Cash and cash equivalents, end of period	$21,780	$30,237